EXHIBIT 11


CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF PER SHARE EARNINGS (Note)
(In Thousands, Except Per Share Data)

____________________________________________________________________________
                                                    Three Months to March 31
                                                         1994         1993
____________________________________________________________________________
EARNINGS PER SHARE OF COMMON STOCK,
  as Shown on the Consolidated Statement of Income

  Income before cumulative effect of change in
    accounting principle..........................     $130,918     $125,714
  Cumulative effect prior to January 1, 1993,
    of applying Statement of Financial
    Accounting Standards No. 109
    (SFAS No. 109)................................           -        17,422
                                                       ________     ________

  Net income......................................     $130,918     $143,136
                                                       ========     ========

  Average common shares outstanding...............       92,941       92,609
                                                       ________     ________

  Earnings per share of common stock
    Income before cumulative effect of change
      in accounting principle.....................     $   1.41     $   1.36
    Cumulative effect prior to January 1, 1993,
      of applying SFAS No. 109....................           -           .19
                                                       ________     ________

    Net income....................................     $   1.41     $   1.55
                                                       ========     ========



PRIMARY EARNINGS PER SHARE

  Income before cumulative effect of change in
    accounting principle.........................      $130,918     $125,714
  Cumulative effect prior to January 1, 1993,
    of applying SFAS No. 109......................           -        17,422
                                                       ________     ________

  Net income......................................     $130,918     $143,136
                                                       ========     ========

  Average common shares outstanding...............       92,941       92,609
  Incremental shares resulting from
    assumed exercise of stock options.............          157          248
                                                       ________     ________
  Average common shares, as adjusted..............       93,098       92,857
                                                       ________     ________

  Primary earnings per share
    Income before cumulative effect of change
      in accounting principle.....................     $   1.41     $   1.35
    Cumulative effect prior to January 1, 1993,
      of applying SFAS No. 109....................           -           .19
                                                       ________     ________

    Net income....................................     $   1.41     $   1.54
                                                       ========     ========
____________________________________________________________________________

                                                                  EXHIBIT 11
                                                                  (Cont.)

CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF PER SHARE EARNINGS (Note) (Continued)
(In Thousands, Except Per Share Data)

____________________________________________________________________________
                                                    Three Months to March 31
                                                         1994         1993
____________________________________________________________________________
Fully Diluted Earnings Per Share

  Income before cumulative effect of change in
    accounting principle..........................     $130,918     $125,714
  Interest on 7 1/4% Convertible Subordinated
    Debentures, net of tax effect.................        3,029        3,175
                                                       ________     ________
  Income before cumulative effect of change in
    accounting principle, as adjusted.............      133,947      128,889
  Cumulative effect prior to January 1, 1993,
    of applying SFAS No. 109......................           -        17,422
                                                       ________     ________

  Net income, as adjusted.........................     $133,947     $146,311
                                                       ========     ========

  Average common shares outstanding...............       92,941       92,609
  Incremental shares resulting from
    assumed exercise of stock options.............          156          307
  Shares issuable from assumed conversion of
    7 1/4% Convertible Subordinated Debentures....        4,628        4,630
                                                       ________     ________
  Average common shares, as adjusted..............       97,725       97,546
                                                       ________     ________

  Fully diluted earnings per share
    Income before cumulative effect of change in
      accounting principle, as adjusted...........     $   1.37     $   1.32
    Cumulative effect prior to January 1, 1993,
      of applying SFAS No. 109....................           -           .18
                                                       ________     ________

    Net income, as adjusted.......................     $   1.37     $   1.50
                                                       ========     ========
____________________________________________________________________________
Note:     This calculation is submitted in accordance with Regulation S-K
          Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.